EXHIBIT (10.2(i)(d))

Ecolab NL 10 B.V., Ecolab NL 11 B.V. AND NALCO OVERSEAS HOLDING B.V.)
CLIFFORD CHANCE LLP

EXECUTION VERSION

ECOLAB INC. ECOLAB NL 10 B.V. ECOLAB NL 11 B.V. NALCO OVERSEAS HOLDING B.V. U.S.$2,000,000,000 EURO COMMERCIAL PAPER PROGRAMME Guaranteed by ECOLAB INC.

DEED OF GUARANTEE (in respect of Notes issued by Ecolab NL 10 B.V., Ecolab NL 11 B.V. AND NALCO OVERSEAS HOLDING B.V.)

Contents
Clause	Page

1.Interpretation1

2.Guarantee and Indemnity2

3.Taxes and Withholdings3

4.Preservation of Rights3

5.Deposit of Deed of Guarantee5

6.Stamp Duties5

7.Benefit of Deed of Guarantee6

8.Partial Invalidity6

9.Notices6

10.Law and Jurisdiction7

11.Resignation of Ecolab NL 10 B.V., Ecolab NL 11 B.V. and Nalco Overseas Holding B.V.8

THIS DEED OF GUARANTEE is made on 30 October 2023

BY

(1)	ECOLAB INC. (the "Guarantor")

IN FAVOUR OF

(2)	THE HOLDERS for the time being and from time to time of the Notes referred to below (each a "Noteholder" or the "holder" of a Note); and
(3)	THE ACCOUNTHOLDERS (as defined in the Deed of Covenant described below) (together with the Noteholders, the "Beneficiaries").

WHEREAS

(A)

In connection with a Euro-Commercial Paper Programme (the "Programme") for the issuance of notes (the "Notes"), ECOLAB INC., ECOLAB NL 10 B.V., ECOLAB NL 11 B.V. and NALCO OVERSEAS HOLDING B.V. (each an "Issuer" and together, the "Issuers") and the Guarantor have entered into an amended and restated dealer agreement dated the date of this Deed of Guarantee (the "Dealer Agreement") and an amended and restated note agency agreement dated the date of this Deed of Guarantee (the "Agency Agreement") and the Issuers have executed a deed of covenant dated the date of this Deed of Guarantee (the "Deed of Covenant").

(B)

The Guarantor has agreed to guarantee the payment of all sums expressed to be payable from time to time by the Issuers to Noteholders in respect of the Notes and to Accountholders in respect of the Deed of Covenant.

NOW THIS DEED OF GUARANTEE witnesses as follows:

1.	Interpretation
1.1	Definitions

All terms and expressions which have defined meanings in the Dealer Agreement, the Agency Agreement or the Deed of Covenant shall have the same meanings in this Deed of Guarantee except where the context requires otherwise or unless otherwise stated.

1.2	Clauses

Any reference in this Deed of Guarantee to a Clause is, unless otherwise stated, to a clause hereof.

1.3	Other agreements

All references in this Deed of Guarantee to an agreement, instrument or other document (including the Dealer Agreement, the Agency Agreement and the Deed of Covenant) shall be construed as a reference to that agreement, instrument or other document as the same may be amended, supplemented, replaced or novated from time to time.

1.4	Legislation

Any reference in this Agreement to any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such legislation as the same may have been, or may from time to time be, amended or re-enacted.

1.5	Headings

Headings and sub-headings are for ease of reference only and shall not affect the construction of this Deed of Guarantee.

1.6	Benefit of Deed of Guarantee

Any Notes issued under the Programme on or after the date of this Deed of Guarantee shall have the benefit of this Deed of Guarantee but shall not have the benefit of any subsequent guarantee relating to the Programme (unless expressly so provided in any such subsequent guarantee).

2.	Guarantee and Indemnity
2.1	Guarantee

The Guarantor hereby unconditionally and irrevocably guarantees:

2.1.1

The Notes:  to each Noteholder the due and punctual payment of all sums from time to time payable by the relevant Issuer in respect of the relevant Note as and when the same become due and payable and accordingly undertakes to pay to such Noteholder, in the manner and currency prescribed by such Note for payments by the relevant Issuer in respect of such Note, any and every sum or sums which the relevant Issuer is at any time liable to pay in respect of such Note and which the relevant Issuer has failed to pay; and

2.1.2

The Direct Rights:  to each Accountholder the due and punctual payment of all sums from time to time payable by the relevant Issuer to such Accountholder in respect of the Direct Rights as and when the same become due and payable and accordingly undertakes to pay to such Accountholder, in the manner and currency prescribed by the Notes for payments by the relevant Issuer in respect of the Notes, any and every sum or sums which the relevant Issuer is at any time liable to pay to such Accountholder in respect of the Notes and which the relevant Issuer has failed to pay.

2.2	Indemnity

The Guarantor irrevocably and unconditionally agrees as a primary obligation to indemnify each Beneficiary from time to time from and against any loss, liability or cost incurred by such Beneficiary as a result of any of the obligations of the relevant Issuer under or pursuant to any Note, the Deed of Covenant or any provision thereof being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to such Beneficiary or any other person, the amount of such loss being the amount which such Beneficiary would otherwise have been entitled to recover from the relevant Issuer.  Any amount payable pursuant to this indemnity shall be payable in the manner and currency prescribed by the Notes for payments by the relevant Issuer in respect of the Notes.  This indemnity constitutes a separate and independent obligation from the other obligations under this Deed of Guarantee and shall give rise to a separate and independent cause of action.

3.	Taxes and Withholdings

All payments in respect of the Notes and Direct Rights under this Deed of Guarantee shall be made without set-off, counterclaim, fees, liabilities or similar deductions and free and clear of, and without deduction or withholding for, taxes, levies, duties or charges of any nature now or hereafter imposed, levied, collected, withheld or assessed in any jurisdiction through or from which such payments are made or any political subdivision or taxing authority thereof or therein ("Taxes").  If the Guarantor or any agent thereof is required by law or regulation to make any deduction or withholding for or on account of Taxes, the Guarantor shall, to the extent permitted by applicable law or regulation, pay such additional amounts as shall be necessary in order that the net amounts received by any Beneficiary after such deduction or withholding shall equal the amount which would have been receivable hereunder in the absence of such deduction or withholding, except that no such additional amounts shall be payable:

3.1.1	to a Beneficiary which is liable to such Taxes by reason of its having some connection with the jurisdiction imposing the Taxes other than the mere holding of the Note or the Direct Rights; or
3.1.2

in respect of any Note presented for payment more than 15 days after the Maturity Date or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the Beneficiary would have been entitled to such additional amounts if it had presented the Note on the last day of such period of 15 days.

4.	Preservation of Rights
4.1	Principal obligor

The obligations of the Guarantor hereunder shall be deemed to be undertaken as principal obligor and not merely as surety.

4.2	Continuing obligations

The obligations of the Guarantor herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the Issuers' obligations under or in respect of any Note or the Deed of Covenant and shall continue in full force and effect for so long as the Programme remains in effect and thereafter until all sums due from the Issuers in respect of the Notes and under the Deed of Covenant have been paid, and all other actual or contingent obligations of the Issuers thereunder or in respect thereof have been satisfied, in full.

4.3	Obligations not discharged

Neither the obligations of the Guarantor herein contained nor the rights, powers and remedies conferred upon the Beneficiaries by this Deed of Guarantee or by law shall be discharged, impaired or otherwise affected by:

4.3.1	Winding up: the winding up, dissolution, administration, re-organisation or moratorium of an Issuer or any change in its status, function, control or ownership;
4.3.2	Illegality: any of the obligations of an Issuer under or in respect of any Note or the Deed of Covenant being or becoming illegal, invalid, unenforceable or ineffective in any respect;
4.3.3

Indulgence:  time or other indulgence (including for the avoidance of doubt, any composition) being granted or agreed to be granted to an Issuer in respect of any of its obligations under or in respect of any Note or the Deed of Covenant;

4.3.4

Amendment:  any amendment to, or any variation, waiver or release of, any obligation of an Issuer under or in respect of any Note or the Deed of Covenant or any security or other guarantee or indemnity in respect thereof, however fundamental; or

4.3.5

Analogous events:  any other act, event or omission which, but for this sub-clause, might operate to discharge, impair or otherwise affect the obligations expressed to be assumed by the Guarantor herein or any of the rights, powers or remedies conferred upon the Beneficiaries or any of them by this Deed of Guarantee or by law.

4.4	Settlement conditional

Any settlement or discharge between the Guarantor and the Beneficiaries or any of them shall be conditional upon no payment to the Beneficiaries or any of them by the Issuers or any other person on the Issuers' behalf being avoided or reduced by virtue of any laws relating to bankruptcy, insolvency, liquidation or similar laws of general application for the time being in force and, in the event of any such payment being so avoided or reduced, the Beneficiaries shall be entitled to recover the amount by which such payment is so avoided or reduced from the Guarantor subsequently as if such settlement or discharge had not occurred.

4.5	Exercise of Rights

No Beneficiary shall be obliged before exercising any of the rights, powers or remedies conferred upon it by this Deed of Guarantee or by law:

4.5.1	Demand: to make any demand of the relevant Issuer, save for the presentation of the relevant Note;
4.5.2	Take action: to take any action or obtain judgment in any court against the relevant Issuer; or

4.5.3	Claim or proof: to make or file any claim or proof in a winding up or dissolution of the relevant Issuer,

and (save as aforesaid) the Guarantor hereby expressly waives presentment, demand, protest and notice of dishonour in respect of any Note.

4.6	Deferral of Guarantor's rights

The Guarantor agrees that, so long as any sums are or may be owed by the Issuers in respect of any Note or under the Deed of Covenant or the Issuers are under any other actual or contingent obligation thereunder or in respect thereof, the Guarantor will not exercise any rights which the Guarantor may at any time have by reason of the performance by the Guarantor of its obligations hereunder:

4.6.1	Indemnity: to be indemnified by the relevant Issuer;
4.6.2	Contribution: to claim any contribution from any other guarantor of the relevant Issuer's obligations under or in respect of any Note or the Deed of Covenant; or
4.6.3

Subrogation:  to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of any Beneficiary against the relevant Issuer in respect of amounts paid by the Guarantor under this Deed of Guarantee or any security enjoyed in connection with any Note or the Deed of Covenant by any Beneficiary.

4.7	Pari passu

The Guarantor undertakes that its obligations hereunder will at all times rank at least pari passu with all other present and future unsecured obligations of the Guarantor, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application.

5.	Deposit of Deed of Guarantee

A copy of this Deed of Guarantee shall be deposited with and held by the Issue and Paying Agent for so long as the Programme remains in effect and thereafter until all the obligations of the Issuers under or in respect of the Notes (including, without limitation, its obligations under the Deed of Covenant) have been discharged in full.  The Guarantor hereby acknowledges the right of every Beneficiary to the production of a copy of this Deed of Guarantee.

6.	Stamp Duties

The Guarantor shall pay all stamp, registration and other similar taxes and duties (including any interest and penalties thereon or in connection therewith) which are payable upon or in connection with the execution and delivery of this Deed of Guarantee, and shall indemnify each Beneficiary against any claim, demand, action, liability, damages, cost, loss or expense (including, (i) an amount equal to any United Kingdom value added tax but only to the extent such Beneficiary, or any member of the group to which that Beneficiary belongs for value added tax purposes, reasonably determines that it is not entitled to recover (whether by credit or repayment) such value added tax and (ii) fees and disbursements of counsel to such Beneficiary) which it incurs as a result or arising out of or in relation to any failure to pay or delay in paying any of the same.

7.	Benefit of Deed of Guarantee
7.1	Deed poll

This Deed of Guarantee shall take effect as a deed poll for the benefit of the Beneficiaries from time to time.

7.2	Benefit

This Deed of Guarantee shall enure to the benefit of each Beneficiary and its (and any subsequent) successors and assigns, each of which shall be entitled severally to enforce this Deed of Guarantee against the Guarantor.

7.3	Assignment

The Guarantor shall not be entitled to assign or transfer all or any of its rights, benefits and obligations hereunder.  Each Beneficiary shall be entitled to assign all or any of its rights and benefits hereunder.

8.	Partial Invalidity

If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the laws of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby.

9.	Notices
9.1	Address for notices

All notices and other communications to the Guarantor hereunder shall be made in writing (by letter or fax) and shall be sent to the Guarantor at:

1 Ecolab Place

St. Paul

MN 55102

U.S.A.

Fax:+1 651 250 2573

Attention:General Counsel

or to such other address or fax number or for the attention of such other person or department as the Guarantor has notified to the Beneficiaries.

9.2	Effectiveness

Every notice or other communication sent in accordance with Clause 9.1 (Address for notices) shall be effective upon receipt by the Guarantor; provided that any such notice or other communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the Guarantor.

10.	Law and Jurisdiction
10.1	Governing law

This Deed of Guarantee and any non-contractual obligations arising out of or in connection with it are governed by English law.

10.2	English courts

The courts of England have exclusive jurisdiction to settle any dispute (a "Dispute"), arising from or connected with this Deed of Guarantee (including a dispute regarding the existence, validity or termination of this Deed of Guarantee or any non-contractual obligation arising out of or in connection with this Deed of Guarantee) or the consequences of its nullity.

10.3	Appropriate forum

The Guarantor agrees that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue to the contrary.

10.4	Rights of the Beneficiaries to take proceedings outside England

Clause 10.2 (English courts) is for the benefit of the Beneficiaries only.  As a result, nothing in this Clause 10 (Law and jurisdiction) prevents the Beneficiaries from taking proceedings relating to a Dispute ("Proceedings") in any other courts with jurisdiction.  To the extent allowed by law, the Beneficiaries may take concurrent Proceedings in any number of jurisdictions.

10.5	Service of process

The Guarantor agrees that the process by which any Proceedings in England and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Ecolab Limited at P.O. Box 11, Winnington Avenue, Northwich, Cheshire, United Kingdom CW8 4DX or, if different, its registered office for the time being or at any other address of the Guarantor in Great Britain at which process may be served on it in accordance with the Companies Act 2006.  If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Guarantor, the Guarantor shall, on the written demand of any Beneficiary addressed and delivered to the Guarantor, appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, any Beneficiary shall be entitled to appoint such a person by written notice addressed to the Guarantor and delivered to the Guarantor.  Nothing in this paragraph shall affect the right of any Beneficiary to serve process in any other manner permitted by law.  This clause applies to Proceedings in England and to Proceedings elsewhere.

11.	Resignation of Ecolab NL 10 B.V., Ecolab NL 11 B.V. and Nalco Overseas Holding B.V.

Subject to the relevant Issuer having no Notes outstanding, any of Ecolab NL 10 B.V., Ecolab NL 11 B.V. or Nalco Overseas Holding B.V. (or all of them) may provide written notice to the Issue and Paying Agent, the Arranger and the Dealers that it is no longer to be an issuer under the Programme.  Thereafter, such Issuer shall no longer be permitted to issue Notes under the Programme.

IN WITNESS WHEREOF this Deed of Guarantee has been executed by the Guarantor on the date stated at the beginning of this Deed of Guarantee.

EXECUTED as a DEED	)
by ECOLAB INC.	)
acting under the authority of	)	/s/ Catherine Loh
that company	)
acting by	)